UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 2, 2007

Global Business Services, Inc.

(Exact name of registrant as specified in its charter)

DE	0001082431	650963621
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

213 South Robertson Blvd., Beverly Hills, CA	90211
(Address of Principal Executive Officers)	(Zip Code)

Registrant's telephone number, including area code: (310) 288-4585

PAN INTERNATIONAL HOLDINGS INC

(Former name or former address, if changed since last report)

PHOTOVOLTAICS COM INC

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On March 2, 2007, the Registrant engaged Moore and Associates, Chartered Accountants and Advisors as the Registrant's independent accountants.

On March 2, 2007, the Registrant notified its current independent accountants, Berkovits, Lago & Company, LLP, that it had decided to terminate its relationship with them as the Registrant’s independent accountants.

The Registrant's Board of Directors approved the change of independent accountants.

Berkovits, Lago & Company, LLP reports on our financial statements for the past three fiscal years contained the Company’s dependence on outside financing, lack of sufficient working capital, recurring losses from operations and the discontinuing operations raising substantial doubt about the Company’s ability to continue as a going concern.  In connection with its audits for the three most recent fiscal years and through March 2, 2007, there have been no disagreements with Berkovits, Lago & Company, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Berkovits, Lago & Company, LLP would have caused them to make reference thereto in their report on the financial statements for such years.

The Registrant has requested that Berkovits, Lago & Company, LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.

A copy of such letter, dated March 2, 2007, is filed as Exhibit 16.1 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits	Description

16.1	Letter of Berkovits, Lago & Company, LLP dated March 2, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2007
By:	/s/ STEVEN M. THOMPSON STEVEN M. THOMPSON, PRESIDENT AND CHIEF EXECUTIVE OFFICER